EXHIBIT 8.6

ESG Re Limited
16 Church Street
Hamilton
Bermuda

Our Ref                             Your Ref
AGW/LQ                                                          18 December 1999


Dear Sirs

We have acted as Solicitors to ESG Re Limited (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement").

We have been requested to give our opinion in relation to the matter hereinafter set forth.

1.   Basis of Opinion

1.1 This opinion is written only with respect to the laws of Ireland in effect at the date of signing of this letter. We have made no investigation of and express no opinion as to the laws of any other jurisdiction and we have assumed, without enquiry, that there is nothing in the laws of any other jurisdiction which would or might affect our opinion as stated herein. We express no opinion on European Union law as it affects any jurisdiction other than Ireland.

1.2  This opinion is strictly limited to

     (i) the matters stated herein and does not extend to and is not to be read as extending by implication or otherwise to any other matter; and

     (ii) the document listed at 1.3 below.

1.3 For the purposes of giving this opinion we have examined a copy of the Registration Statement.

     We have not for the purposes of this opinion examined any other contracts, opinions, instruments or other documents.
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1.4  We have not assisted in the investigation or verification of the facts or reasonableness of any assumption or statements of opinion (except with respect to the matters set forth in this opinion) contained in the Registration Statement nor have we attempted to determine whether any material facts have been omitted therefrom.

1.5 This letter speaks as of its date and we assume no obligation to update the opinion set forth herein.

1.6 This opinion is to be construed in accordance with and governed by the laws of Ireland as at the date hereof.

1.7 We express no opinion and make no representation or warranty, as to any matter of fact.

1.8 All words and phrases defined in the Registration Statement and not defined herein shall have the same meaning as are respectively assigned to them in the Registration Statement.

2.   Assumptions

     For the purposes of expressing this opinion we have assumed (without any responsibility on our part if any assumption proves to have been untrue as we have not independently verified any assumption):-

     2.1 the completeness and authenticity of all documents submitted to or examined by us as originals;

     2.2 the completeness and conformity to authentic originals of all documents submitted to or examined by us as conformed, certified or photostatic or facsimile copies and the completeness and authenticity of the originals of such documents;

     2.3 the authenticity of all signatures and seals on all documents submitted to or examined by us;

     2.4 that there is or are no factual information or documents possessed or discoverable by persons other than ourselves of which are not aware but of which we should be aware for the purposes of this opinion;

     2.5 the absence of fraud and the presence of good faith on the part of all parties referred to in the Registration Statement and their respective officers, employees, agents and advisers.

     2.6 the truth of all representations and information given to us in reply to any queries we have made which we have considered necessary for the purpose of giving this opinion.

     2.7 there are no agreements or arrangements in existence which in any way bear upon or are inconsistent with the opinions stated herein.


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3.   Opinion

     Based upon and subject to the foregoing and the qualifications mentioned below and so far as the laws of Ireland as in force at the date of this opinion and the current practices of the Irish Revenue Commissioners are concerned, the paragraph under the heading "Ireland" in the section entitled "Taxation of the Company and its Subsidiaries" in the section entitled "CERTAIN TAX CONSIDERATIONS" of the Registration Statement constitutes our opinion with respect to the matters set forth therein.

4.   Qualifications

     This opinion is delivered subject to the following qualifications:-

     4.1 In his budget speech delivered on 2 December, 1998 the Irish Minister for Finance announced, inter alia, that:

          (a) the standard rate of corporation tax would be reduced from 32% as follows:

               1999   -     28%

               2000   -     24% for trading profits and
                            25% for non trading profits

               2001   -     20% for trading profits and
                            25% for non trading profits

               2002   -     16% for trading profits and
                            25% for non trading profits

               2003   -     12 1/2% for trading profits and
                            25% for non trading profits

               and;

          (b) it is his intention to introduce a withholding tax on dividends paid by Irish resident companies.

5.   Consent

     We hereby consent to the use of this opinion in the section entitled "CERTAIN TAX CONSEQUENCES" of the Registration Statement and to the reference to our name therein and the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,


/s/ Matheson Ormsby Prentice

MATHESON ORMSBY PRENTICE


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